UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 19, 2016

ABV Consulting, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-198567	46-3997344
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit A, 21st Floor, 128 Wellington Street, Central, Hong Kong
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (852) 3106-2226

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 24, 2017, ABV Consulting, Inc., (“ABV” or the “Company”) entered into a Share Exchange Agreement (the “Agreement”) with Allied Plus (Samoa) Limited, an international company incorporated in Samoa with limited liability (“APSL”), and each of APSL’s shareholders (collectively, the “Sellers”), pursuant to which, among other things and subject to the terms and conditions contained therein, the Company will effect an acquisition of APSL by acquiring from the Sellers all outstanding equity interests of APSL (the “Acquisition”).

Pursuant to the Agreement, in exchange for all of the outstanding shares of APSL, the Company will issue 1,980,000,000 shares of common stock of the Company (the “Exchange Shares”) to the Sellers. The Exchange Shares will be allocated among the Sellers pro-rata based on each Seller’s ownership of APSL prior to the Acquisition. The Exchange Shares will be subject to a lock-up as set forth in the Agreement.

The Agreement contains a number of representations and warranties made by the Company, on the one hand, and APSL and the Sellers on the other hand, made solely for the benefit of the other, which in certain cases are subject to specified exceptions and qualifications contained in the Agreement or in information provided pursuant to certain disclosure schedules to the Agreement. The representations and warranties are customary for transactions similar to the Acquisition.

The Agreement also contains certain customary covenants by each of the parties during the period between the signing of the Agreement and the earlier of the closing of the Agreement (the “Closing”) or the termination of the Agreement in accordance with its terms, including but not limited to covenants regarding the operation of their respective businesses in the ordinary course of business, confidentiality and publicity, and no solicitation of other competing transactions.

The obligation of the parties to complete the Acquisition is subject to the fulfillment (or, in some cases, the waiver) of certain closing conditions, including but not limited to:

•	the approval of the Agreement and the transactions contemplated thereby (including the Acquisition) by the Company’s board of directors and stockholders;

•	all necessary consents from government authorities and third parties have been obtained; and

•	no adverse effect has occurred to any party as of the Closing.

A copy of the Agreement is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference, and the foregoing description of the Agreement is qualified in its entirety by reference thereto.

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Item 3.02 Unregistered Sale of Equity Securities.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item. The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), for the private placement of the herein referenced securities, pursuant to Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder because, among other things, the transactions did not involve a public offering, each of the recipients acquired the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities in each instance.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 19, 2016, the board of directors and the stockholders of the Company approved, each by written consent, an amendment to the Company’s articles of incorporation (the “Amendment”) which had the effect of increasing the authorized number of shares of the Company’s common stock from 100,000,000 shares of common stock, par value $0.0001 to 3,000,000,000 shares of common stock, par value of $0.0001 per share. The Amendment did not amend the authorized number of shares of the Company’s preferred stock or any other item contained in the Company’s articles of incorporation.

On December 19, 2016, the Company filed a Certificate of Amendment with the Secretary of State of the State of Nevada, and the Amendment’s effective date is December 19, 2016.

A copy of the Certificate of Amendment is filed with this Current Report on Form 8-K as Exhibit 3.01 and is incorporated herein by reference, and the foregoing description of the Amendment is qualified in its entirety by reference thereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	DESCRIPTION
3.1	Amendment to the Company’s articles of incorporation, filed with the Secretary of State of the State of Nevada on December 19, 2016.
10.1	Share Exchange Agreement, dated February 24, 2017, by and among the Company, Allied Plus (Samoa) Limited, and the shareholders of Allied Plus (Samoa) Limited.

_________

* Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABV Consulting, Inc.

Date: February 24, 2017	By:	/s/ Wai Lim Wong
Wai Lim Wong, President and Chief Executive Officer

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